UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

SiTime Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of SiTime Corporation (the “Company”) was held on June 2, 2022 (the “Annual Meeting”). At the Annual Meeting the following four proposals, as described in the proxy statement for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the Company’s stockholders:

Proposal 1: stockholders approved the election of the following three Class III nominees to serve as directors until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Raman K. Chitkara	14,964,711	3,884,159	727,530
Katherine E. Schuelke	14,231,567	4,617,303	727,530
Rajesh Vashist	16,106,477	2,742,393	727,530

Proposal 2: stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
11,788,474	7,050,114	10,282	727,530

Proposal 3: stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers is one year:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
18,824,455	2,242	17,281	4,892	727,530

Based on the voting results, we have determined to provide for an annual advisory vote on the compensation of the Company’s named executive officers.

Proposal 4: stockholders approved the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
19,568,716	3,230	4,454	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 2, 2022	SITIME CORPORATION

	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary